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                                                                     EXHIBIT 5.1

VINSON & ELKINS                                        VINSON & ELKINS L.L.P.
ATTORNEY AT LAW                                        2300 FIRST CITY TOWER
                                                       1001 FANNIN STREET
                                                       HOUSTON, TEXAS 77002-6760
                                                       TELEPHONE (713) 758-2222
                                                       FAX (713) 758-2346
                                                       www.velaw.com



March 26, 2002



Global Industries, Ltd.
8000 Global Drive
Sulphur, Louisiana 70665


Ladies and Gentlemen

         We have acted as counsel for Global Industries, Ltd., a Louisiana corporation (the "Company"), with respect to the offer and sale by the Company of up to 9,350,000 shares of its common stock, par value $0.01 per share (the "Shares"). We have participated in the preparation of the Company's registration statement on Form S-3 (No.: 333-86325) filed on August 31, 1999 by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 1 thereto filed with the Commission on June 2, 2000, and declared effective by the Commission on June 15, 2000 (the "Registration Statement"). A prospectus supplement dated March 21, 2002 (the "Prospectus"), which together with the Prospectus filed with the Registration Statement shall constitute part of the Prospectus, has been filed pursuant to Rule 424(b) promulgated under the Securities Act. Capitalized terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement dated March 21, 2002 relating to the offer and sale of the Shares.

         In rendering the opinion set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus, (ii) certain corporate records of the Company, including its Amended and Restated Articles of Incorporation, its bylaws, and certain resolutions of the Board of Directors of the Company, (iii) the Underwriting Agreement, a copy of which has been filed with the Commission as an exhibit to a Current Report on Form 8-K prior to the closing of the sale of the Shares and (iv) such other certificates, instruments and documents as we consider appropriate for purposes of rendering the opinions hereafter expressed.

         In connection with this opinion, we have assumed that all Shares will be issued and sold in the manner described in the Prospectus and in accordance with the terms of the Underwriting Agreement.

         Based upon and subject to the foregoing, we are of the opinion that when the Shares have been issued and delivered in accordance with terms of the Underwriting Agreement, then the Shares will be validly issued, fully paid and non-assessable.

         The opinions expressed herein are qualified in the following respects:


  AUSTIN  o  BEIJING  o  DALLAS  o  HOUSTON  o  LONDON  o  MOSCOW  o  NEW YORK
                        o  SINGAPORE  o  WASHINGTON, D.C.

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March 26, 2002


         A. We have assumed, without independent verification, that the global certificate for the Shares will conform to the specimen thereof examined by us and will have been duly countersigned by a registrar of the Shares.

         B. We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

         C. This opinion is limited in all respects to the laws of State of Texas, the Louisiana Business Corporation Act and the federal laws of the United States of America.

         We hereby consent to the statements with respect to us under the heading "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement or a Current Report on Form 8-K. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder.


                                    Very truly yours,

                                    /s/ VINSON & ELKINS L.L.P.
                                    VINSON & ELKINS L.L.P.